SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 10, 2006

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237
2581 E. Kercher Road
Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into Material Definitive Agreements.

1.                                       Mr. Robert W. Wilson

a.                                       The Company’s wholly-owned operating subsidiary, Supreme Corporation, entered into an Employment Contract, effective May 1, 2005, naming Mr. Wilson as President and Chief Operating Officer of Supreme Corporation and providing for a term of three years with a minimum base salary of $200,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation’s Bonus Payment Plan. On February 7, 2006, the Company announced that Mr. Wilson had been elected to the position of President and Chief Operating Officer of the Company and Chief Executive Officer of Supreme Corporation.

Other than the compensation provided for in the Employment Contract just referred to, Mr. Wilson has no material relationship with the Company or any of its affiliates.

b.                                      On February 10, 2006, Supreme Corporation and Mr. Wilson entered into an Amended and Restated Employment Contract having an effective date of January 1, 2006, such Amended and Restated Employment Contract superceding and replacing the previously existing Employment Contract dated to be effective May 1, 2005. As a result of the enactment of new Internal Revenue Code Section 409A dealing with restrictions applicable to deferred compensation arrangements, the Company sought, and obtained, from its legal counsel recommendations for changes to Mr. Wilson’s Employment Contract so as to insure compliance with such Section 409A. The amendments which have been made to the Employment Contract with Mr. Wilson consist of the following:  (i) the definitions of the terms “change in control” and “key employee” have been changed to conform to the definitions contained in Section 409A; (ii) upon termination of service, any benefits subject to Section 409A cannot be paid until six months following separation from service, and the payment of an annual bonus cannot be paid later than March 15 following the end of the calendar year to which it relates; (iii) upon termination of service, the transfer by the Company to Mr. Wilson of its ownership or leasehold interest in the Company car being provided to Mr. Wilson must be completed no later than two and one-half months after the end of the calendar year in which the date of termination occurs (and Mr. Wilson acknowledges that the difference in the fair market value of the automobile on the date of transfer over the consideration paid by him will be payable to him as compensation income subject to employment tax withholding requirements; and (iv) with regard to medical benefits, the requirement that Mr. Wilson apply for Medicare coverage has been eliminated and replaced with a provision requiring the Company to reimburse Mr. Wilson for those medical expenses of his which exceed any ceiling amounts provided for in the Company’s medical benefit plans (but such payment obligation of the Company following termination of employment will be limited to:  (1) amounts that otherwise would be deductible to Mr. Wilson under IRS Code Section 213; and (2) excess medical expenses incurred only within the period ending on the last day of the second calendar year after the calendar year in which Mr. Wilson separates from service).

2.                                       Messrs. Herbert M. Gardner and William J. Barrett

a.                                       The Company entered into Amended and Restated Employment Contracts, signed on February 10, 2006, and having effective dates of January 1, 2005, with both Messrs. Herbert M. Gardner (Chairman of the Board of the Company and Chief Executive Officer) and William J. Barrett (Executive Vice President - Long Range and Strategic Planning and Secretary of the Company), such Amended and Restated Employment Contracts superceding and replacing the Company’s previously existing Employment Contracts with Messrs Gardner and Barrett dated to be effective May 1, 2003.

A partnership known as G-2, Ltd. currently owns certain real estate and improvements, which are used by Supreme Corporation, located in Goshen, Indiana, and Griffin, Georgia, under lease agreements pursuant to which Supreme Corporation, in its capacity as Lessee, pays rental rates deemed to be market rates in the respective areas where such plant facilities are located. The General Partner of the partnership is Supreme Corporation, and Messrs. Gardner and Barrett are (along with others) limited partners of the partnership. More information concerning this transaction is contained in the Company’s 2005 proxy materials (herein incorporated by referenced).

b.                                      The (identical) amendments which have been made to the Employment Contracts with Messrs. Gardner and Barrett consist of the following:  (i) the definitions of the terms “change in control,” “disabilities,” and “key employee” have been changed to conform to the definitions contained in Section 409A; (ii) the pre-tax bonus which may be paid each year in addition to base salary must be paid no later than March 15 following the calendar year to which it relates; (iii) upon termination of employment, all benefits covered by new Section 409A may not be paid until at least six months following the executive’s separation from service; and (iv) the right of the executive, upon termination of employment due to a change in control, to defer “parachute payments” so as to avoid the limitations of Section 280G of the Internal Revenue Code has been eliminated.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1	Amended and Restated Employment Contract by and among Supreme Corporation and Robert W. Wilson dated to be effective January 1, 2006.

10.2.	Amended and Restated Employment Contract by and among Supreme Industries, Inc. and Herbert M. Gardner dated to be effective January 1, 2005.

10.3	Amended and Restated Employment Contract by and among Supreme Industries, Inc. and William J. Barrett dated to be effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: February 15, 2006	By:	/s/ Jeffery D. Mowery
Jeffery D. Mowery
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1 Amended and Restated Employment Contract by and among Supreme Corporation and Robert W. Wilson dated January 1, 2006.

10.2. Amended and Restated Employment Contract by and among Supreme Industries, Inc. and Hebert M. Gardner dated January 1, 2005.

10.3 Amended and Restated Employment Contract by and among Supreme Industries, Inc. and William J. Barrett dated January 1, 2005.